Exhibit 99.1

News Release

VICTORY CAPITAL REPORTS SECOND QUARTER 2018 RESULTS

Second Quarter 2018 Highlights1

•           Assets under management (“AUM”) of $62.3 billion as of June 30, 2018, a 9% increase from June 30, 2017

•           Strong investment performance, with 83% of AUM outperforming its respective benchmarks over the trailing one-year period, 69% over three-years, 80% over five-years, and 83% over ten-years as of June 30, 2018

•           Overall net outflows of $102 million; positive net flows of $524 million into our focus asset classes

•           $104.4 million in revenue, a 3% increase from the second quarter of 2017

•           GAAP earnings of $0.26 per diluted share, compared to GAAP earnings of $0.04 per diluted share for the second quarter of 2017

•           Adjusted Net Income with tax benefit per diluted share of $0.41, a 28% increase over the Adjusted Net Income with tax benefit per diluted share for the second quarter of 2017

•           Operating margin of 28.4%, up from 19.3% in the second quarter of 2017

•           Adjusted EBITDA margin of 39.0%, up from 35.9% in the second quarter of 2017

Cleveland, Ohio, August 7, 2018 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported its results for the three months ended June 30, 2018.

“I am pleased to report that Victory Capital delivered strong financial performance in the second quarter,” said David Brown, Chairman and Chief Executive Officer. “Investment results remained strong with 83% of our AUM outperforming its respective benchmarks over the trailing one-year period. AUM increased during the quarter, and we saw a measurable improvement in our net flows relative to last quarter. We also remained committed to the prudent execution of our capital management plan while achieving strong earnings growth and meaningful margin expansion.

“Total AUM grew to $62.3 billion as of June 30, 2018, which is the result of the improving flow picture and positive market action. Gross flows for the quarter were strong at $3.5 billion, while overall net flows were relatively flat at ($102) million. We continued to experience somewhat elevated levels of client rebalancing activity. However, that was primarily offset by positive net flows of $524 million into our focus asset classes. Our ‘won-but-not-funded’ pipeline is healthy as are our overall sales prospects.

“Sales momentum in our VictoryShares ETFs remained strong. Net flows into our ETFs were $200 million for the quarter and $652 million for the first six months of 2018. Our ETFs have experienced positive net flows every quarter — and in 37 of the 38 months — since we entered the ETF business via the CEMP acquisition in April 2015. Year over year as of June 30, 2018, our ETF market share has increased by 55% according to Morningstar.

“Looking ahead, we remain committed to creating long-term value for our shareholders through the disciplined execution of our corporate vision, which combines strategic acquisitions with organic growth. We believe our next generation, integrated multi-boutique business model is attractive to investment firms looking for a strategic partner, and we have an active pipeline of potential M&A opportunities. Our focus is on identifying and acquiring the ‘growers of the future,’ unique, innovative products that solve issues for client portfolios. As in the past, serving the needs of our clients remains our top priority.”

1 Adjusted measures are non-GAAP financial measures.  An explanation of these non-GAAP financial measures is included under the heading “Information Regarding Non-GAAP Financial Measures” at the end of this press release.  Please see the non-GAAP reconciliation tables.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Assets Under Management
Ending	$62,256	$60,855	$56,973	$62,256	$56,973
Average	61,617	62,020	56,784	61,819	56,531

Flows
Gross	$3,521	$3,685	$3,953	$7,205	$8,679
Net	(102)	(633)	(601)	(735)	(986)
Net flows excluding Diversified Equity(1)	(102)	(633)	(314)	(735)	(368)

Consolidated Financial Results (GAAP)
Revenue	$104.4	$105.0	$100.9	$209.4	$201.6
Revenue realization (in bps)	68.0	68.6	71.3	68.3	71.9
Operating expenses	74.7	77.7	81.5	152.4	162.6
Income from operations	29.7	27.3	19.4	57.0	39.0
Operating margin	28.4%	26.0%	19.3%	27.2%	19.3%
Net income	18.7	10.5	2.4	29.2	6.8
Earnings per diluted share	$0.26	$0.16	$0.04	$0.42	$0.11

Adjusted Performance Results (Non-GAAP)(2)
Adjusted EBITDA	$40.7	$39.8	$36.2	$80.5	$69.8
Adjusted EBITDA margin	39.0%	37.9%	35.9%	38.4%	34.6%
Adjusted net income	26.6	23.1	13.9	49.6	26.9
Tax benefit of goodwill and acquired intangibles	3.3	3.3	4.9	6.6	9.8
Adjusted net income with tax benefit	29.9	26.4	18.8	56.3	36.7
Adjusted net income with tax benefit per diluted share	$0.41	$0.40	$0.32	$0.81	$0.62

(1) In May 2017, the Company made a decision to exit the Diversified Equity Franchise; all remaining AUM was transferred to the Munder Capital Management Franchise to manage beginning May 15, 2017.

(2) Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures.  Reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net income have been provided in the non-GAAP reconciliation tables in this press release.  An explanation of these non-GAAP financial measures is included below under the heading “Information Regarding Non-GAAP Financial Measures”.

AUM, Flows and Investment Performance

Victory Capital’s AUM increased by $1.4 billion to $62.3 billion at June 30, 2018, compared to $60.9 billion at March 31, 2018. The increase was due to market appreciation of $1.5 billion that was modestly offset by net outflows of $0.1 billion. Gross flows for the second quarter were $3.5 billion.

As of June 30, 2018, Victory Capital offered 71 investment strategies through its nine autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM and strategies as of June 30, 2018.

	Trailing	Trailing	Trailing	Trailing
	1-Year	3-Years	5-Years	10-Years
Percentage of AUM Outperforming Benchmark	83%	69%	80%	83%
Percentage of Strategies Outperforming Benchmark	74%	67%	71%	72%

Second Quarter of 2018 Compared to First Quarter of 2018

For the quarter ended June 30, 2018, GAAP net income increased 78% to $18.7 million, or $0.26 per diluted share, compared to GAAP net income of $10.5 million, or $0.16 per diluted share, for the first quarter of 2018. GAAP operating margin was 28.4% for the quarter compared to 26.0% for the first quarter of 2018. Adjusted Net Income with tax benefit increased 13% to $29.9 million, or $0.41 per diluted share comprised of $0.37 per diluted share in Adjusted Net Income and $0.04 per diluted share in tax benefit, compared to $26.4 million, or $0.40 per diluted share comprised of $0.35 per diluted share in Adjusted Net Income and $0.05 per diluted share in tax benefit, for the first quarter of 2018.

Adjusted EBITDA and Adjusted EBITDA margin were $40.7 million and 39.0%, respectively, for the second quarter of 2018, compared to $39.8 million and 37.9% in the first quarter of 2018. Net Income, Adjusted Net Income and Adjusted EBITDA increased due to operational efficiencies, one-time costs associated with the debt refinancing recognized in the first quarter and, specific to Net Income and Adjusted Net Income, lower interest expense in the second quarter of 2018 as a result of refinancing activities and debt pre-payments.

•                 Revenue was $104.4 million, a decline from $105.0 million for the first quarter of 2018 due to a slight decline in average AUM and a decrease in the realized fee rate.

•                 Operating expenses declined to $74.7 million, compared to $77.7 million in the first quarter of 2018 due to operational efficiencies and one-time costs associated with the debt refinancing recognized in the first quarter.

Second Quarter of 2018 Compared to Second Quarter of 2017

For the quarter ended June 30, 2018, GAAP net income was $18.7 million, or $0.26 per diluted share, compared to $2.4 million, or $0.04 per diluted share, in the second quarter of 2017. GAAP operating margin increased to 28.4% for the quarter from 19.3% for the second quarter of 2017. Adjusted Net Income with tax benefit increased 59% to $29.9 million, or $0.41 per diluted share comprised of $0.37 per diluted share in Adjusted Net Income and $0.04 per diluted share in tax benefit in the second quarter of 2018, compared to $18.8 million, or $0.32 per diluted share comprised of $0.24 per diluted share in Adjusted Net Income and $0.08 per diluted share in tax benefit, in the second quarter of 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $40.7 million and 39.0%, respectively, for the second quarter of 2018, compared to $36.2 million and 35.9%, respectively, for the second quarter a year ago. Net Income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with operational efficiencies, the successful integration of RS Investments and, specific to Net Income and Adjusted Net Income, lower interest expense in the second quarter of 2018 as a result of refinancing activities and debt pre-payments.

•                 Revenue increased $3.5 million to $104.4 million, compared to $100.9 million for the second quarter of 2017, due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•                 Operating expenses decreased 8% to $74.7 million, compared to $81.5 million in the second quarter of 2017, primarily due to operational efficiencies and the successful integration of RS Investments.

Six Months Ended June 30, 2018 Compared to Six Months Ended June 30, 2017

For the six months ended June 30, 2018, GAAP net income was $29.2 million, or $0.42 per diluted share, compared to $6.8 million, or $0.11 per diluted share, for the comparable six months of 2017. GAAP operating margin increased to 27.2% for the six months ended June 30, 2018 from 19.3% for six months ended June 30, 2017. Adjusted Net Income with tax benefit increased 53% to $56.3 million, or $0.81 per diluted share comprised of $0.72 per diluted share in Adjusted Net Income and $0.09 per diluted share in tax benefit for the six months ended June 30, 2018, compared to $36.7 million, or $0.62 per diluted share comprised of $0.46 per diluted share in Adjusted Net Income and $0.16 per diluted share in tax benefit, for the six months ended June 30, 2017.

Adjusted EBITDA and Adjusted EBITDA margin were $80.5 million and 38.4%, respectively, for the six months ended June 30, 2018, compared to $69.8 million and 34.6%, respectively, for the comparable six months a year ago. Net Income, Adjusted Net Income and Adjusted EBITDA increased due to higher revenue coupled with operational efficiencies, the successful integration of RS Investments and, specific to Net Income and Adjusted Net Income, lower interest expense in the second quarter of 2018 as a result of refinancing activities and debt pre-payments which were partially offset by one-time write-offs of debt issuance and debt discount costs.

•      Revenue increased $7.8 million to $209.4 million for the six months ended June 30, 2018, compared to $201.6 million for the six months ended June 30, 2017, due to higher average AUM, partially offset by a decrease in the realized fee rate due to asset mix.

•      Operating expenses for the six months ended June 30, 2018 decreased 6% to $152.4 million, compared to $162.6 million for the six months ended June 30, 2017, primarily due to operational efficiencies and the successful integration of RS Investments.

Balance Sheet / Capital Management

Cash and cash equivalents were $15.2 million at June 30, 2018, compared to $12.9 million at December 31, 2017. During the quarter, the Company pre-paid $23.0 million of debt with cash on hand and increased its revolving credit facility to $100.0 million. The term loan balance at June 30, 2018 was $300.0 million, a 7% reduction during the quarter.  The $100.0 million revolving credit facility had $100.0 million undrawn as of June 30, 2018.

Subsequent to quarter-end, the Company paid down an additional $20.0 million of debt, bringing its term loan balance to $280.0 million at August 7, 2018.

On May 22, 2018, the Company announced a $15.0 million share repurchase program of Class A Common Stock effective through December 31, 2019.  During the quarter, the Company repurchased 66,112 shares at an average price of $10.89 per share for a total of $720,259.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 10:00 a.m. Eastern Time today, August 7, 2018, to discuss its financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (866) 465-5145 (domestic) or (409) 220-9945 (international).  Please reference the Victory Capital Conference Call. A recorded replay of the conference call will be available shortly after the conclusion of the live call and can be accessed through August 21, 2018 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international), and enter the Conference ID Number 2391246.

A slide presentation relating to the second quarter 2018 results will be accessible prior to the scheduled conference call. The slide presentation and webcast of the conference call can be accessed on the Events and Presentations page of the Company’s investor relations website at https://ir.vcm.com.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $62.3 billion in assets under management as of June 30, 2018.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs, UCITs and UMA/SMA vehicles.

For more information, please visit www.vcm.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under “Risk Factors” and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

INVESTOR RELATIONS WEBSITE

Victory Capital may use the Investor Relations section of its website, https://ir.vcm.com, to disclose material information to investors and the marketplace as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation Fair Disclosure (“Reg FD”).  Victory Capital encourages investors, the media and other interested parties to visit its investor relations website regularly.

Contacts

Investors:

Lauren Crawford, 310-622-8239

lcrawford@finprofiles.com

Media:
Tricia Ross, 310-622-8226

tross@finprofiles.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(unaudited; in thousands except shares)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Revenue
Investment management fees	$88,998	$89,130	$84,474	$178,128	$168,589
Fund administration and distribution fees	15,401	15,834	16,460	31,235	33,006
Total revenue	104,399	104,964	100,934	209,363	201,595

Expenses
Personnel compensation and benefits	37,140	36,803	35,025	73,943	70,675
Distribution and other asset-based expenses	24,127	25,161	26,544	49,288	53,425
General and administrative	7,088	9,056	8,261	16,144	17,182
Depreciation and amortization	5,931	6,412	8,131	12,343	16,285
Change in value of consideration payable for acquisition of business	(4)	-	(25)	(4)	(25)
Acquisition-related costs	(5)	-	228	(5)	591
Restructuring and integration costs	438	264	3,331	702	4,461
Total operating expenses	74,715	77,696	81,495	152,411	162,594

Income from operations	29,684	27,268	19,439	56,952	39,001
Operating margin	28.4%	26.0%	19.3%	27.2%	19.3%

Other income (expense)
Interest income and other income/(expense)	8	(37)	(1,914)	(29)	(1,569)
Interest expense and other financing costs	(4,706)	(7,092)	(13,843)	(11,798)	(26,471)
Loss on debt extinguishment	-	(6,058)	-	(6,058)	-
Total other income (expense), net	(4,698)	(13,187)	(15,757)	(17,885)	(28,040)
Income before income taxes	24,986	14,081	3,682	39,067	10,961

Income tax expense	(6,311)	(3,557)	(1,328)	(9,868)	(4,194)
Net income	$18,675	$10,524	$2,354	$29,199	$6,767
Earnings per share - basic	$0.27	$0.17	$0.04	$0.45	$0.12
Earnings per share - diluted	0.26	0.16	0.04	0.42	0.11
Weighted average shares outstanding - basic	67,948,732	61,599,057	54,825,386	64,791,435	54,819,604
Weighted average shares outstanding - diluted	72,135,290	66,283,621	58,985,367	69,352,895	58,872,192
Dividends declared per share	$-	$-	$-	$-	$2.19

Victory Capital Holdings, Inc. and Subsidiaries

Reconcilation of GAAP to Non-GAAP Measures

(unaudited; in thousands except shares)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net income	$18,675	$10,524	$2,354	$29,199	$6,767
GAAP income tax expense	(6,311)	(3,557)	(1,328)	(9,868)	(4,194)
Income before taxes	$24,986	$14,081	$3,682	$39,067	$10,961
Interest expense	4,229	8,094	12,757	12,323	24,353
Depreciation	736	736	893	1,472	1,808
Other business taxes	443	375	390	818	840
GAAP amortization of acquisition-related intangibles	5,195	5,676	7,238	10,871	14,477
Stock-based compensation	3,968	3,322	3,651	7,290	5,952
Acquisition, restructuring and exit costs	560	518	5,195	1,078	7,798
Debt issuance costs	361	6,702	1,914	7,063	2,828
Pre-IPO governance expenses	(3)	141	312	138	600
Earnings/losses from equity method investments	202	137	173	339	173
Adjusted EBITDA	$40,677	$39,782	$36,205	$80,459	$69,790
Adjusted EBITDA margin	39.0%	37.9%	35.9%	38.4%	34.6%

Net income	$18,675	$10,524	$2,354	$29,199	$6,767
Adjustment to reflect the operating performance of the Company
Other business taxes	443	375	390	818	840
GAAP amortization of acquisition-related intangibles	5,195	5,676	7,238	10,871	14,477
Stock-based compensation	3,968	3,322	3,651	7,290	5,952
Acquisition, restructuring and exit costs	560	518	5,195	1,078	7,798
Debt issuance costs	361	6,702	1,914	7,063	2,828
Pre-IPO governance expenses	(3)	141	312	138	600
Tax effect of above adjustments	(2,631)	(4,183)	(7,106)	(6,814)	(12,348)
Adjusted net income	$26,568	$23,075	$13,948	$49,643	$26,914
Adjusted net income per diluted share	$0.37	$0.35	$0.24	$0.72	$0.46

Tax benefit of goodwill and acquired intangibles	$3,320	$3,320	$4,901	$6,640	$9,792
Tax benefit of goodwill and acquired intangibles per diluted share	$0.04	$0.05	$0.08	$0.09	$0.16

Adjusted net income with tax benefit	$29,888	$26,395	$18,849	$56,283	$36,706
Adjusted net income with tax benefit per diluted share	$0.41	$0.40	$0.32	$0.81	$0.62

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$15,162	$12,921
Receivables	51,813	55,917
Prepaid expenses	2,855	5,441
Investments	13,466	11,336
Property and equipment, net	8,975	8,844
Goodwill	284,108	284,108
Other intangible assets, net	397,130	408,000
Other assets	7,735	6,055
Total assets	$781,244	$792,622

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$17,356	$21,996
Accrued compensation and benefits	23,771	29,305
Consideration payable for acquisition of business	10,133	9,856
Deferred tax liability, net	4,409	4,068
Other liabilities	16,929	12,989
Long-term debt(1)	287,907	483,225
Total liabilities	360,505	561,439

Stockholders’ equity:
Common stock, $0.01 par value per share: 2018 - no shares authorized, issued and outstanding; 2017 - 78,837,300 shares authorized, 57,182,730 issued and 55,118,673 shares outstanding	–	572
Class A common stock, $0.01 par value per share: 2018 - 400,000,000 shares authorized, 12,971,510 shares issued and 12,905,398 shares outstanding; 2017 - no shares authorized, issued and outstanding	130	–
Class B common stock, $0.01 par value per share: 2018 - 200,000,000 shares authorized, 57,059,845 shares issued and 54,995,788 shares outstanding; 2017 - no shares authorized, issued and outstanding	570	–
Additional paid-in capital	595,191	435,334
Class A treasury stock, at cost: 2018 - 66,112 shares; 2017 - no shares	(720)	–
Class B treasury stock, at cost: 2018 and 2017 - 2,064,057 shares	(20,899)	(20,899)
Accumulated other comprehensive income	47	64
Retained deficit	(153,580)	(183,888)
Total stockholders’ equity	420,739	231,183
Total liabilities and stockholders’ equity	$781,244	$792,622

(1)  Balance at June 30, 2018 is shown net of unamortized loan discount and debt issuance costs in the amount of $12.1 million.  The gross amount of the debt outstanding was $300.0 million.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management

(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2018	2018	2017	2018	2017
Beginning assets under management	$60,855	$61,771	$56,622	-1%	7%
Gross client cash inflows	3,521	3,685	3,953	-4%	-11%
Gross client cash outflows	(3,623)	(4,318)	(4,554)	-16%	-20%
Net client cash flows	(102)	(633)	(601)	-84%	-83%
Market appreciation (depreciation)	1,503	(275)	952	n/m	58%
Net transfers	-	(8)	-	n/m	n/m
Ending assets under management	62,256	60,855	56,973	2%	9%
Average assets under management	61,617	62,020	56,784	-1%	9%
Net client cash flows excluding Diversified Equity	(102)	(633)	(314)	-84%	-68%

	For the Six Months Ended		% Change from
	June 30,	June 30,	June 30,
	2018	2017	2017
Beginning assets under management	$61,771	$54,965	12%
Gross client cash inflows	7,205	8,679	-17%
Gross client cash outflows	(7,940)	(9,665)	-18%
Net client cash flows	(735)	(986)	-25%
Market appreciation (depreciation)	1,228	2,994	-59%
Net transfers	(8)	-	n/m
Ending assets under management	62,256	56,973	9%
Average assets under management	61,819	56,531	9%
Net client cash flows excluding Diversified Equity	(735)	(368)	100%

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
	U.S. Mid Cap Equity	U.S. Small Cap Equity	Fixed Income	U.S. Large Cap Equity	Global / Non-U.S. Equity	Solutions	Commodity	Other	Total
June 30, 2018
Beginning assets under management	$24,205	$15,095	$7,311	$4,635	$4,334	$3,563	$1,298	$414	$60,855
Gross client cash inflows	1,125	867	303	103	669	381	46	27	3,521
Gross client cash outflows	(1,422)	(745)	(652)	(287)	(182)	(169)	(133)	(33)	(3,623)
Net client cash flows	(297)	122	(349)	(184)	487	212	(87)	(6)	(102)
Market appreciation (depreciation)	558	773	16	113	(116)	40	80	39	1,503
Net transfers	19	(19)	-	13	-	-	-	(13)	-
Ending assets under management	24,485	15,971	6,978	4,577	4,705	3,815	1,291	434	62,256

March 31, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771
Gross client cash inflows	1,203	776	394	55	443	606	127	81	3,685
Gross client cash outflows	(2,080)	(922)	(640)	(211)	(220)	(77)	(146)	(22)	(4,318)
Net client cash flows	(877)	(146)	(246)	(156)	223	529	(19)	59	(633)
Market appreciation (depreciation)	(103)	(67)	6	3	14	(34)	(102)	8	(275)
Net transfers	-	-	-	(1)	(8)	40	-	(39)	(8)
Ending assets under management	24,205	15,095	7,311	4,635	4,334	3,563	1,298	414	60,855

June 30, 2017
Beginning assets under management	$21,555	$14,556	$7,756	$5,285	$3,482	$1,970	$1,770	$248	$56,622
Gross client cash inflows	2,307	652	387	69	155	299	70	14	3,953
Gross client cash outflows	(1,841)	(1,036)	(486)	(523)	(303)	(56)	(275)	(34)	(4,554)
Net client cash flows	466	(384)	(99)	(454)	(148)	243	(205)	(20)	(601)
Market appreciation (depreciation)	369	281	122	-	271	48	(159)	20	952
Net transfers	-	-	(71)	(6)	-	(34)	15	96	-
Ending assets under management	22,390	14,453	7,708	4,825	3,605	2,227	1,421	344	56,973

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Six Months Ended	By Asset Class
	U.S. Mid Cap Equity	U.S. Small Cap Equity	Fixed Income	U.S. Large Cap Equity	Global / Non-U.S. Equity	Solutions	Commodity	Other	Total
June 30, 2018
Beginning assets under management	$25,185	$15,308	$7,551	$4,789	$4,105	$3,028	$1,419	$386	$61,771
Gross client cash inflows	2,328	1,643	696	158	1,113	986	173	108	7,205
Gross client cash outflows	(3,502)	(1,667)	(1,291)	(498)	(402)	(245)	(279)	(56)	(7,940)
Net client cash flows	(1,174)	(24)	(595)	(340)	711	741	(106)	52	(735)
Market appreciation (depreciation)	455	706	22	116	(103)	6	(22)	48	1,228
Net transfers	19	(19)	-	12	(8)	40	-	(52)	(8)
Ending assets under management	24,485	15,971	6,978	4,577	4,705	3,815	1,291	434	62,256

June 30, 2017
Beginning assets under management	$20,083	$14,090	$7,726	$5,921	$3,460	$1,602	$1,882	$202	$54,965
Gross client cash inflows	4,516	1,901	890	137	363	646	178	48	8,679
Gross client cash outflows	(3,714)	(2,237)	(1,074)	(1,234)	(775)	(103)	(480)	(48)	(9,665)
Net client cash flows	802	(336)	(184)	(1,097)	(412)	543	(302)	-	(986)
Market appreciation (depreciation)	1,504	699	239	7	557	116	(174)	46	2,994
Net transfers	1	-	(73)	(6)	-	(34)	15	97	-
Ending assets under management	22,390	14,453	7,708	4,825	3,605	2,227	1,421	344	56,973

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
	Mutual Funds(1)	ETFs	Separate Accounts and Other Vehicles(2)	Total
June 30, 2018
Beginning assets under management	$36,989	$2,674	$21,192	$60,855
Gross client cash inflows	2,555	296	670	3,521
Gross client cash outflows	(2,708)	(96)	(819)	(3,623)
Net client cash flows	(153)	200	(149)	(102)
Market appreciation (depreciation)	963	32	508	1,503
Net transfers	19	-	(19)	-
Ending assets under management	$37,818	$2,906	$21,532	$62,256

March 31, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	2,626	481	578	3,685
Gross client cash outflows	(3,266)	(29)	(1,023)	(4,318)
Net client cash flows	(640)	452	(445)	(633)
Market appreciation (depreciation)	(307)	(28)	60	(275)
Net transfers	(31)	-	22	(8)
Ending assets under management	$36,989	$2,674	$21,192	$60,855

June 30, 2017
Beginning assets under management	$35,640	$1,267	$19,715	$56,622
Gross client cash inflows	2,954	278	721	3,953
Gross client cash outflows	(3,024)	-	(1,530)	(4,554)
Net client cash flows	(70)	278	(809)	(601)
Market appreciation (depreciation)	563	33	356	952
Net transfers	-	-	-	-
Ending assets under management	$36,133	$1,578	$19,262	$56,973

(1) Includes institutional and retail share classes and VIP funds.

(2) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Six Months Ended	By Vehicle
	Mutual Funds(1)	ETFs	Separate Accounts and Other Vehicles(2)	Total
June 30, 2018
Beginning assets under management	$37,967	$2,250	$21,555	$61,771
Gross client cash inflows	5,181	777	1,247	7,205
Gross client cash outflows	(5,974)	(125)	(1,841)	(7,940)
Net client cash flows	(793)	652	(594)	(735)
Market appreciation (depreciation)	655	4	569	1,228
Net transfers	(11)	-	3	(8)
Ending assets under management	$37,818	$2,906	$21,532	$62,256

June 30, 2017
Beginning assets under management	$33,975	$906	$20,085	$54,965
Gross client cash inflows	6,899	596	1,184	8,679
Gross client cash outflows	(6,659)	(2)	(3,004)	(9,665)
Net client cash flows	240	594	(1,820)	(986)
Market appreciation (depreciation)	1,923	78	993	2,994
Net transfers	(5)	-	5	-
Ending assets under management	$36,133	$1,578	$19,262	$56,973

(1) Includes institutional and retail share classes and VIP funds.

(2) Includes collective trust funds, wrap program separate accounts and unified managed accounts or UMAs.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the business.  These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the business. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA are:

•     Adding back GAAP income tax;

•     Adding back interest paid on debt and other financing costs net of interest income;

•     Adding back depreciation on property and equipment;

•     Adding back other business taxes;

•     Adding back GAAP amortization of acquisition-related intangibles;

•     Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•     Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, impairment of receivables recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•     Adding back debt issuance costs;

•     Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and

•     Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income are:

•     Adding back other business taxes;

•     Adding back GAAP amortization of acquisition-related intangibles;

•     Adding back the expense associated with stock-based compensation associated with equity issued from pools that were created in connection with the management-led buyout with Crestview GP from KeyCorp, the Munder Acquisition and the RS Acquisition and as a result of any equity grants related to the IPO;

•     Adding back direct incremental costs of acquisitions and the IPO, including expenses associated with third-party advisors, proxy solicitations of mutual fund shareholders for transaction consents, vendor contract early termination costs, impairment of receivables recorded in connection with an acquisition and severance, retention and transaction incentive compensation;

•     Adding back debt issuance costs;

•     Adding back pre-IPO governance expenses paid to the Company’s private equity partners that terminated as of the completion of the IPO; and

•     Subtracting an estimate of income tax expense on the adjustments.

Tax Benefit of Goodwill and Acquired Intangibles

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit.  The tax benefit of goodwill and intangibles represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from prior acquisitions in which the Company received a stepup in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a stepup in tax basis.